Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of priceline.com Incorporated on Form S-3 of our report on Travelweb, LLC dated April 23, 2004, appearing in the Current Report on Form 8-K/A of priceline.com Incorporated dated July 15, 2004.

/s/ Deloitte & Touche LLP

Dallas, Texas

September 22, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of priceline.com Incorporated on Form S-3 of our report dated March 10, 2004, appearing in the Annual Report on Form 10-K/A of priceline.com Incorporated for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

September 22, 2004

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of priceline.com Incorporated on Form S-3 of our report on Priceline Mortgage Company, L.L.C. dated February 25, 2004 (September 22, 2004 as to Note 4), appearing in the Annual Report on Form 10-K/A of priceline.com Incorporated for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Jacksonville, Florida
September 22, 2004